First California 8-K

Exhibit 10.1

FIRST CALIFORNIA 2007 OMNIBUS EQUITY INCENTIVE PLAN

(As Amended on May 26, 2011)

Table of Contents

ARTICLE I GENERAL		1
1.1	Purpose	1
1.2	Definitions of Certain Terms	1
1.3	Administration	2
1.4	Persons Eligible for Awards	4
1.5	Types of Awards Under the Plan	4
1.6	Shares Available for Awards	4
ARTICLE II AWARDS UNDER THE PLAN		5
2.1	Award Agreements	5
2.2	No Rights as a Stockholder	5
2.3	Grant of Stock Options, Stock Appreciation Rights and Additional Options	5
2.4	Exercise of Stock Options and Stock Appreciation Rights	7
2.5	Cancellation and Termination of Stock Options and Stock Appreciation Rights	8
2.6	Grant of Restricted Stock	8
2.7	Grant of Restricted Stock Units	9
2.8	Grant of Performance Awards and Share Units	10
2.9	Other Stock-Based Awards	10
ARTICLE III MISCELLANEOUS		10
3.1	Amendment of the Plan; Modification of Awards	10
3.2	Tax Withholding	11
3.3	Restrictions	11
3.4	Nonassignability	12
3.5	Requirement of Notification of Election Under Section 83(b) of the Code	13
3.6	Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code	13
3.7	Change in Control	13
3.8	No Right to Employment	15
3.9	Nature of Payments	15
3.10	Non-Uniform Determinations	16
3.11	Other Payments or Awards	16
3.12	Section Headings	16
3.13	Effective Date and Term of Plan	16
3.14	Governing Law	16
3.15	Severability; Entire Agreement	16
3.16	No Third Party Beneficiaries	17
3.17	Successors and Assigns	17

i

ARTICLE I

GENERAL

1.1           Purpose

The purpose of the First California 2007 Omnibus Equity Incentive Plan (the "Plan") is to provide an incentive for officers, other employees, prospective employees and directors of, and consultants to, First California Financial Group, Inc. (the "Company") and its subsidiaries and affiliates to acquire a proprietary interest in the success of the Company, to enhance the long-term performance of the Company and to remain in the service of the Company and its subsidiaries and affiliates.

1.2           Definitions of Certain Terms

(a)         "Award" means an award under the Plan as described in Section 1.5 and Article II.

(b)         "Award Agreement" means a written agreement entered into between the Company and a Grantee in connection with an Award.

(c)         "Board" means the Board of Directors of the Company.

(d)         "Code" means the Internal Revenue Code of 1986, as amended.

(e)         "Committee" means the Compensation Committee of the Board and shall consist of not less than two directors. However, if a member of the Compensation Committee is not an "outside director" within the meaning of Section 162(m) of the Code or is not a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, the Compensation Committee may from time to time delegate some or all of its functions under the Plan to a committee or subcommittee composed of members that meet the relevant requirements. The term "Committee" includes any such committee or subcommittee, to the extent of the Compensation Committee's delegation.

(f)          "Common Stock" means the common stock, par value $0.01 per share, of the Company.

(g)         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(h)         The "Fair Market Value" of a share of Common Stock on any date shall be (i) the closing sale price per share of Common Stock during normal trading hours on the national securities exchange on which the Common Stock is principally traded for such date or the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock during normal trading hours in such over-the-counter market for such date or the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine consistent with Section 409A of the Code.

(i)          "Grantee" means a person who receives an Award.

(j)          "Incentive Stock Option" means a stock option that is intended to qualify for special federal income tax treatment pursuant to Sections 421 and 422 of the Code (or a successor provision thereof) and which is so designated in the applicable Award Agreement. Under no circumstances shall any stock option that is not specifically designated as an Incentive Stock Option be considered an Incentive Stock Option.

(k)         "Key Persons" means directors, officers and other employees of the Company or of a Related Entity, and consultants to the Company or a Related Entity.

(l)          "Option Exercise Price" means the amount payable by a Grantee on the exercise of a stock option.

(m)         "Performance Award" means an Award granted under Section 2.8.

(n)         "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Related Entity thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Related Entity thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(o)         "Related Entity" means any parent or subsidiary corporation of the Company or any business, corporation, partnership, limited liability company or other entity in which the Company or a parent or a subsidiary corporation holds a controlling ownership interest, directly or indirectly.

(p)         "Rule 16b-3" means Rule 16b-3 under the Exchange Act.

(q)         "Subsidiary" means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than fifty percent (50%) of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person.  An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

1.3           Administration

(a)         The Plan shall be administered by the Committee, which shall consist of not less than two directors.

(b)         The Committee or a subcommittee thereof (which hereinafter shall also be referred to as the Committee) shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Award Agreements, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (iv) to make all determinations necessary or advisable in administering the Plan, (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, (vi) to amend the Plan to reflect changes in applicable law, (vii) to determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, canceled, forfeited or suspended, and (viii) to determine whether, to what extent and under what circumstances cash, shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee.

(c)         Actions of the Committee shall be taken by the vote of a majority of its members. Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting.

(d)         The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be final, binding and conclusive on all persons.

(e)         No member of the Board or the Committee or any employee of the Company or any of its subsidiaries or affiliates (each such person a "Covered Person") shall have any liability to any person (including, without limitation, any participant in the Plan) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys' fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Covered Person, with the Company's approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company's choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person's bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company's certificate of incorporation or by-laws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

(f)         Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or resolve to administer the Plan.

In the foregoing event, the Board shall have all of the authority and responsibility granted to the Committee herein.

1.4           Persons Eligible for Awards

Awards under the Plan may be made to such Key Persons as the Committee shall select in its discretion.

1.5           Types of Awards Under the Plan

Awards may be made under the Plan in the form of stock options, including Incentive Stock Options, stock appreciation rights, restricted stock, restricted stock units, Performance Awards and share units and other stock-based Awards, as set forth in Article II.

1.6           Shares Available for Awards

(a)         Total shares available. The total number of shares of Common Stock that may be transferred pursuant to Awards granted under the Plan shall not exceed 3,000,000 shares.  Such shares may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company's treasury or acquired by the Company for the purposes of the Plan. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan. If any Award is forfeited or otherwise terminates or is canceled without the delivery of shares of Common Stock, shares of Common Stock are surrendered or withheld from any Award to satisfy a Grantee's income tax withholding obligations, or shares of Common Stock owned by a Grantee are tendered to pay the exercise price of options granted under the Plan, then the shares covered by such forfeited, terminated or canceled Award or which are equal to the number of shares surrendered, withheld or tendered shall again become available for transfer pursuant to Awards granted or to be granted under this Plan. Any shares of Common Stock delivered by the Company, any shares of Common Stock with respect to which Awards are made by the Company and any shares of Common Stock with respect to which the Company becomes obligated to make Awards, through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not be counted against the shares available for Awards under this Plan.

(b)         The total number of shares of Common Stock as to which Awards may be granted to any individual Grantee during any calendar year may not, subject to adjustment as provided in Section 1.6(c), exceed 500,000.  All shares of Common Stock may be made subject to Awards of Incentive Stock Options.

(c)         Adjustments. In the event of any change in the number of issued shares of Common Stock (or issuance of shares other than Common Stock) by reason of any forward or reverse share split, or share dividend, recapitalization, reclassification, merger, consolidation, split-up, spin-off, reorganization, combination, exchange of shares of Common Stock, the issuance of warrants or other rights to purchase shares of Common Stock or other securities, or any other change in corporate structure or in the event of any extraordinary distribution (whether in the form of cash, shares of Common Stock, other securities or other property) (each, an "Adjustment Event"), then the Committee shall equitably adjust the number or kind of shares of Common

Stock that may be issued under the Plan, and any or all of the terms of an outstanding Award (including the number of shares of Common Stock covered by such outstanding Award, the type of property to which the Award is subject and the option or reference price of such Award), and such adjustments will be final, conclusive and binding for all purposes of the Plan. In determining adjustments to be made under this Section 1.6(c), the Committee may take into account such factors as it determines to be appropriate, including (i) the provisions of applicable law, (ii) the potential tax or accounting consequences of an adjustment (including, as applicable, under Section 162(m) of the Code and/or Section 409A of the Code), and (iii) the preservation of the benefits or potential benefits intended to be made pursuant to Awards and, in light of such factors or others, may make adjustments that are not uniform or proportionate among outstanding Awards. In connection with any adjustment pursuant to this Section 1.6(c), the Committee may provide, in its sole discretion, for the cancellation of any outstanding Awards in exchange for payment in cash or other property equal to the Fair Market Value of the shares of Common Stock covered by such Awards, reduced by the option or reference price, if any. After any adjustment made pursuant to this Section 1.6(c), the number of shares subject to each outstanding Award will be rounded down to the nearest whole number.

ARTICLE II

AWARDS UNDER THE PLAN

2.1           Award Agreements

Each Award granted under the Plan shall be evidenced by an Award Agreement which shall contain such provisions as the Committee in its discretion deems necessary or desirable. Payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form as the Committee shall determine, including cash, shares of Common Stock, other securities, other Awards or other property and may be made in a single payment or transfer, in installments or on a deferred basis. A Grantee shall have no rights with respect to an Award unless such Grantee accepts the Award within such period as the Committee shall specify by executing an Award Agreement in such form as the Committee shall determine and, if the Committee shall so require, makes payment to the Company in such amount as the Committee may determine.

2.2           No Rights as a Stockholder

Unless otherwise provided in an Award Agreement, no Grantee of an Award (or other person having rights pursuant to such Award) shall have any of the rights of a stockholder of the Company with respect to shares subject to such Award until the issuance of a stock certificate to such person for such shares. Except as otherwise provided in Section 1.6(c), no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

2.3           Grant of Stock Options, Stock Appreciation Rights and Additional Options

(a)         The Committee may grant stock options to such Key Persons, in such amounts and subject to such terms and conditions, as the Committee shall determine in its discretion provided, however, that Incentive Stock Options may be granted only to employees (including officers and directors who are also employees) of the Company or any Subsidiary of the Company.

(b)         The Committee may grant stock appreciation rights to such Key Persons, in such amounts and subject to such terms and conditions, as the Committee shall determine in its discretion.

(c)         The Grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable Award Agreement, to receive from the Company an amount equal to (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over (ii) the exercise price of such stock appreciation right as set forth in the Award Agreement multiplied by (iii) the number of shares with respect to which the stock appreciation right is exercised. Payment to the Grantee upon exercise of a stock appreciation right shall be made in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right) or both, as the Committee shall determine in its discretion.

(d)         Each Award Agreement with respect to a stock option shall set forth the Option Exercise Price, which shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted (except as permitted in connection with the assumption or issuance of options in a transaction to which Section 424(a) of the Code applies).

(e)         Each Award Agreement with respect to a stock option or stock appreciation right shall set forth the periods during which the Award evidenced thereby shall be exercisable, whether in whole or in part. Such periods shall be determined by the Committee in its discretion; provided, however, that no Incentive Stock Option (or a stock appreciation right granted in connection with an Incentive Stock Option) shall be exercisable more than ten (10) years after the date of grant.

(f)         To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which Incentive Stock Options granted under this Plan and all other plans of the Company are first exercisable by any Grantee during any calendar year shall exceed the maximum limit (currently, $100,000), if any, imposed from time to time under Section 422 of the Code, such options shall be treated as nonqualified stock options.

(g)         Notwithstanding the provisions of Sections 2.3(d) and (e), to the extent required under Section 422 of the Code, an Incentive Stock Option may not be granted under the Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporations (as such ownership may be determined for purposes of Section 422(b)(6) of the Code) unless (i) at the time such Incentive Stock Option is granted the Option Exercise Price is at least 110% of the Fair Market Value of the shares subject thereto, and (ii) the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date granted.

2.4           Exercise of Stock Options and Stock Appreciation Rights

Each stock option or stock appreciation right granted under the Plan shall be exercisable as follows:

(a)         A stock option or stock appreciation right shall become exercisable at such time or times as determined by the Committee.

(b)         Unless the applicable Award Agreement otherwise provides, a stock option or stock appreciation right may be exercised from time to time as to all or part of the shares as to which such Award is then exercisable (but, in any event, only for whole shares). A stock option or stock appreciation right shall be exercised by written notice to the Company, on such form and in such manner as the Committee shall prescribe.

(c)         Any written notice of exercise of a stock option shall be accompanied by payment of the full Option Exercise Price for the shares being purchased. Such payment shall be made (i) in cash (by certified check or as otherwise permitted by the Committee), or (ii) to the extent specified in the Award Agreement (A) by delivery of shares of Common Stock (which, if acquired pursuant to the exercise of a stock option or under an Award made under this Plan or any other compensatory plan of the Company have been owned by the individual for the requisite period to avoid an accounting charge to the Company) having an aggregate Fair Market Value (determined as of the exercise date) equal to all or part of the full Option Exercise Price and cash for any remaining portion of the full Option Exercise Price, or (B) to the extent permitted by law, by such other method as the Committee may from time to time prescribe, including a cashless exercise procedure through a broker-dealer.

(d)         Promptly after receiving payment of the full Option Exercise Price, or after receiving notice of the exercise of a stock appreciation right for which payment will be made partly or entirely in shares of Common Stock, the Company shall, subject to the provisions of Section 3.3 (relating to certain restrictions), deliver to the Grantee or to such other person as may then have the right to exercise the Award, a certificate or certificates for the shares of Common Stock for which the Award has been exercised. If the method of payment employed upon option exercise so requires, and if applicable law permits, a Grantee may direct the Company to deliver the certificate(s) to the Grantee's broker-dealer.

(e)         Termination of Employment

(i)      Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Grantee with the Company and all Related Entities shall terminate for any reason other than cause (as defined in the applicable award agreement), Disability or death, (A) options and stock appreciation rights granted to such Grantee, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is three months after such termination, on which date they shall expire, and (B) options and stock appreciation rights granted to such Grantee, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination.  The three-month period described in this Section 2.4(e)(i) shall be extended to the expiration date of the option or stock appreciation right in the event of the Grantee’s death during such three-month period.  Notwithstanding the foregoing, no option or stock appreciation right shall be exercisable after the expiration of its term.

(ii)     Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Grantee with the Company and all Related Entities shall terminate on account of the Disability or death of the Grantee, (A) options and stock appreciation rights granted to such Grantee, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration date of the option or stock appreciation right, on which date they shall expire and (B) options and stock appreciation rights granted to such Grantee, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination.  Notwithstanding the foregoing, no option or stock appreciation rights shall be exercisable after the expiration of its term.

(iii)    Unless the applicable Award Agreement provides otherwise,  in the event of the termination of a Grantee’s employment or service for cause (as defined in the applicable award agreement), vested options and stock appreciation rights granted to such Participant shall remain exercisable until the date that is thirty (30) days after such termination.

2.5           Cancellation and Termination of Stock Options and Stock Appreciation Rights

The Committee may, at any time and in its sole discretion, determine that any outstanding stock options and stock appreciation rights granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such options (and stock appreciation rights not granted in connection with an option) may receive for each share of Common Stock subject to such Award a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the amount determined by the Committee to be the fair market value of the Common Stock and the exercise price per share multiplied by the number of shares of Common Stock subject to such Award; provided that if such product is zero or less or to the extent that the Award is not then exercisable, the stock options and stock appreciation rights will be canceled and terminated without payment therefor.

2.6           Grant of Restricted Stock

(a)         The Committee may grant restricted shares of Common Stock to such Key Persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan. Restricted stock Awards may be made independently of or in connection with any other Award.

(b)         The Company shall issue in the Grantee's name a certificate or certificates for the shares of Common Stock covered by the Award. Upon the issuance of such certificate(s), the Grantee shall have the rights of a stockholder with respect to the restricted stock, subject to the transfer restrictions and the Company repurchase rights described in paragraphs (d) and

(e) below and to such other restrictions and conditions as the Committee in its discretion may include in the applicable Award Agreement.

(c)         Unless the Committee shall otherwise determine, any certificate issued evidencing shares of restricted stock shall remain in the possession of the Company until such shares are free of any restrictions specified in the applicable Award Agreement.

(d)         Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in this Plan or the applicable Award Agreement. The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the nontransferability of the restricted stock shall lapse. Unless the applicable Award Agreement provides otherwise, additional shares of Common Stock or other property distributed to the Grantee in respect of shares of restricted stock, as dividends or otherwise, shall be subject to the same restrictions applicable to such restricted stock.

(e)         The rights of individuals granted shares of restricted stock upon termination of employment or service with the Company or to any Related Entity for any reason prior to the lapse of restrictions set forth in (c) above shall be set forth in the Award Agreement.

2.7           Grant of Restricted Stock Units

(a)         The Committee may grant Awards of restricted stock units to such Key Persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan. Restricted stock units may be awarded independently of or in connection with any other Award under the Plan.

(b)         At the time of grant, the Committee shall specify the date or dates on which the restricted stock units shall become vested, and may specify such conditions to vesting as it deems appropriate. The Committee at any time may accelerate vesting dates and otherwise waive or amend any conditions of an Award of restricted stock units.

(c)          At the time of grant, the Committee shall specify the maturity date applicable to each grant of restricted stock units. Such date may be later than the vesting date or dates of the Award. On the maturity date, the Company shall transfer to the Grantee one unrestricted, fully transferable share of Common Stock for each vested restricted stock unit scheduled to be paid out on such date and as to which all other conditions to the transfer have been fully satisfied. The Committee, in its sole discretion, may instruct the Company to pay on the date when shares would otherwise be issued pursuant to a restricted stock unit, in lieu of such shares, a cash amount equal to the number of such shares multiplied by the Fair Market Value of a share on the date when shares would otherwise have been issued.

(d)         The rights of individuals granted restricted stock units upon termination of employment or service with the Company or any Related Entity for any reason prior to full vesting of such restricted stock units shall be set forth in the Award Agreement.

2.8           Grant of Performance Awards and Share Units

The Committee may grant Performance Awards in the form of actual shares of Common Stock or share units having a value equal to an identical number of shares of Common Stock to such Key Persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan. In the event that a stock certificate is issued in respect of Performance Awards, such certificates shall be registered in the name of the Grantee but shall be held by the Company until the time the Performance Awards are earned. The performance conditions and the length of the performance period shall be determined by the Committee. To the extent a Performance Award is intended to satisfy the requirements for deductibility under Section 162(m) of the Code, the Committee will, in accordance with the requirements of Section 162(m), establish written performance criteria for the Company on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company, which will be comprised of specified levels of one or more of the following performance criteria as the Committee may deem appropriate: net income; return on average assets ("ROA"); cash ROA; return on average equity ("ROE"); cash ROE; earnings per share ("EPS"); cash EPS; stock price; efficiency ratio; classified loans to Tier1 capital plus allowance; classified assets to Tier1 capital plus allowance; non-accrual loans to total loans; and non-performing assets to total assets ("Performance Criteria"). Performance Criteria may be established on a Company-wide basis or with respect to one or more business units or divisions. Performance Awards may also be payable when Company performance, as measured by one or more of the above Performance Criteria, as compared to peer companies meets or exceeds an objective criterion established by the Committee. Performance Awards that are intended to satisfy the requirements for deductibility under Section 162(m) of the Code may not be adjusted upward. The Committee has the discretion to adjust such Performance Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines. The Committee shall determine in its sole discretion whether Performance Awards granted in the form of share units shall be paid in cash, Common Stock or a combination of cash and Common Stock.

2.9           Other Stock-Based Awards

The Committee may grant other types of stock-based Awards to such Key Persons, in such amounts and subject to such terms and conditions, as the Committee shall in its discretion determine, subject to the provisions of the Plan. Such Awards may entail the transfer of actual shares of Common Stock, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

ARTICLE III

MISCELLANEOUS

3.1           Amendment of the Plan; Modification of Awards

(a)         The Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations of the Grantee under any Award theretofore made under the

Plan without the consent of the Grantee (or, after the Grantee's death, the person having the right to exercise or receive payment of the Award). For purposes of the Plan, any action of the Board or the Committee that alters or affects the tax treatment of any Award shall not be considered to materially impair any rights of any Grantee.

(b)         Stockholder approval of any amendment shall be obtained to the extent necessary to comply with Section 422 of the Code (relating to Incentive Stock Options) or any other applicable law, regulation or stock exchange listing requirements.

(c)         The Committee may amend any outstanding Award Agreement, including, without limitation, by amendment which would accelerate the time or times at which the Award becomes unrestricted or may be exercised, or waive or amend any goals, restrictions or conditions set forth in the Award Agreement. However, any such amendment (other than an amendment pursuant to paragraphs (a) or (d) of this Section or an amendment to effect any other action consistent with Section 3.7(b)) that materially impairs the rights or materially increases the obligations of a Grantee under an outstanding Award shall be made only with the consent of the Grantee (or, upon the Grantee's death, the person having the right to exercise the Award).

(d)         Notwithstanding anything to the contrary in this Section, the Board or the Committee shall have full discretion to amend the Plan to the extent necessary to preserve fixed accounting treatment with respect to any Award and any outstanding Award Agreement shall be deemed to be so amended to the same extent, without obtaining the consent of any Grantee (or, after the Grantee's death, the person having the right to exercise or receive payment of the affected Award), without regard to whether such amendment adversely affects a Grantee's rights under the Plan or such Award Agreement.

3.2           Tax Withholding

(a)         As a condition to the receipt of any shares of Common Stock pursuant to any Award or the lifting of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award (including, without limitation, FICA tax), the Company shall be entitled to require that the Grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

(b)         If the event giving rise to the withholding obligation is a transfer of shares of Common Stock, then, to the extent specified in the applicable Award Agreement and unless otherwise permitted by the Committee, the Grantee may satisfy only the minimum statutory withholding obligation imposed under paragraph (a) above by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld. For this purpose, Fair Market Value shall be determined as of the date on which the amount of tax to be withheld is determined (and any fractional share amount shall be settled in cash).

3.3           Restrictions

(a)         If the Committee shall at any time determine that any consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any

Award, the issuance or purchase of shares of Common Stock or other rights thereunder, or the taking of any other action thereunder (a "Plan Action"), then no such Plan Action shall be taken, in whole or in part, unless and until such consent shall have been effected or obtained to the full satisfaction of the Committee.

(b)         The term "consent" as used herein with respect to any action referred to in paragraph (a) means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies, and (iv) any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Committee. Nothing herein shall require the Company to list, register or qualify the shares of Common Stock on any securities exchange.

3.4           Nonassignability

Except to the extent otherwise provided in the applicable Award Agreement, no Award or right granted to any person under the Plan shall be assignable or transferable other than by will or by the laws of descent and distribution, and all such Awards and rights shall be exercisable during the life of the Grantee only by the Grantee or the Grantee's legal representative. Notwithstanding the immediately preceding sentence, the Committee may permit a Grantee to transfer any stock option which is not an Incentive Stock Option to one or more of the Grantee's immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members. For purposes of the Plan, (i) the term "immediate family" shall mean the Grantee's spouse and issue (including adopted and step children), and (ii) the phrase "immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members" shall be further limited, if necessary, so that neither the transfer of a nonqualified stock option to such immediate family member or trust, nor the ability of a Grantee to make such a transfer shall have adverse consequences to the Company or the Grantee by reason of Section 162(m) of the Code.

3.5           Requirement of Notification of Election Under Section 83(b) of the Code

If a Grantee, in connection with the acquisition of shares of Common Stock under the Plan, is permitted under the terms of the Award Agreement to make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code notwithstanding the continuing transfer restrictions) and the Grantee makes such an election, the Grantee shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code.

3.6           Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code

If any Grantee shall make any disposition of shares of Common Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

3.7           Change in Control

(a)         A "Change in Control" means the occurrence of any one of the following events:

(i)      any person is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power of the Company's then outstanding securities generally eligible to vote for the election of directors (the "Company Voting Securities"); provided, however, that any of the following acquisitions shall not be deemed to be a Change in Control: (1) by the Company or any subsidiary or affiliate or any existing stockholder who is a member of the Pohlad or Birchfield families or their respective affiliates, (2) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary or affiliate, (3) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (4) pursuant to a Non-Qualifying Transaction (as defined in paragraph (ii));

(ii)     the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries or affiliates that requires the approval of the Company's stockholders whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination:

(A)         more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination,

(B)         no person (other than any employee benefit plan (or any related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of securities of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) representing 40% of the total voting power of the securities then outstanding generally eligible to vote for the election of directors of the Parent Corporation (or the Surviving Corporation), and

(C)         at least 50% of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors (as defined in paragraph (iii)) at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination;

(any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction");

(iii)    individuals who, on April 24, 2007, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to April 24, 2007, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iv)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(v)     the consummation of a sale of all or substantially all of the Company's assets to an entity that is not an affiliate of the Company (other than pursuant to a Non-Qualifying Transaction).

Notwithstanding the foregoing, (i) a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur and (ii) with respect to any Award that constitutes a deferral of compensation subject to Section 409A of the Code, the above definition of Change in Control shall not apply, and instead "Change in Control" shall mean a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company under Section 409A(a)(2)(A)(v) of the Code and regulations thereunder.

(b)         Except as otherwise provided in an applicable Award Agreement, in the event of a Change in Control, unless otherwise specifically prohibited under law or by the rules and regulations of a national security exchange or unless otherwise determined by the Committee in its sole discretion:

(i)      any and all stock options and share appreciation rights granted under the Plan will become vested and immediately exercisable;

(ii)     any restrictions imposed on restricted stock or restricted stock units will lapse, and restricted stock units will become vested and immediately payable;

(iii)    the Committee will immediately vest and pay out all cash-based awards and other stock-based awards; and

(iv)    the Committee will have the ability to determine that all outstanding Awards are canceled upon a Change in Control, and the value of such Awards, as determined by the Committee in accordance with the terms of the Plan and the Award Agreement, be paid out in cash, shares of Common Stock or other property within a reasonable time subsequent to the Change in Control; provided, that (i) no such payment will be made on account of an Incentive Stock Option using a value higher than the Fair Market Value of a share of Common Stock on the date of settlement, and (ii) the Committee may cancel without any payment or other consideration any stock options and stock appreciation rights having, as applicable, an option price or reference price per share at the time of the Change in Control that is more than the consideration received by stockholders of the Company in respect of a share of Common Stock in connection with the Change in Control.

3.8           No Right to Employment

Nothing in the Plan or in any Award Agreement shall confer upon any Grantee the right to continue in the employ of or association with the Company or affect any right which the Company may have to terminate such employment or association at any time (with or without cause).

3.9           Nature of Payments

Any and all grants of Awards and issuances of shares of Common Stock under the Plan shall constitute a special incentive payment to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement with the Grantee, unless such plan or agreement specifically provides otherwise.

3.10           Non-Uniform Determinations

The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to the persons to receive Awards under the Plan, and the terms and provisions of Awards under the Plan.

3.11           Other Payments or Awards

Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any Award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.12           Section Headings

The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections.

3.13           Effective Date and Term of Plan

Unless sooner terminated by the Board, the Plan, including the provisions respecting the grant of Incentive Stock Options, shall terminate the day before the tenth anniversary of the adoption of the Plan by the Board. All Awards made under the Plan prior to its termination shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.

3.14           Governing Law

All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

3.15           Severability; Entire Agreement

If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided, that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

3.16           No Third Party Beneficiaries

Except as expressly provided therein, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the grantee of any Award any rights or remedies thereunder.

3.17           Successors and Assigns

The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

3.18           Section 409A of the Code

The intent of the parties is that payments and benefits under the Plan comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith.  Any payments described in the Plan that are due within the "short-term deferral period" as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise.  Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the individual's termination of employment shall instead be paid on the first business day after the date that is six (6) months following the individual's separation from service (or upon the individual's death, if earlier).  Notwithstanding any provision to the contrary in this Plan, no payment or distribution under this Plan that constitutes an item of deferred compensation under Section 409A of the Code and becomes payable by reason of an individual's termination of employment or service with the Company will be made to such individual unless such individual's termination of employment or service constitutes a "separation from service" (as such term is defined in Section 409A of the Code).  In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the individual pursuant to the Plan, which constitute deferred compensation subject to Section 409A of the Code, shall be construed as a separate identified payment for purposes of Section 409A of the Code.